EXHIBIT NO. 99.8

CERTIFICATE OF FORMATION

OF

AEP TEXAS CENTRAL TRANSITION FUNDING II LLC

This Certificate of Formation of AEP Texas Central Transition Funding II LLC (the “LLC”), dated as of June 14, 2006, is being duly executed and filed by David C. House, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is AEP Texas Central Transition Funding II LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ David C. House
Name:	David C. House
Title:	Authorized Person